UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 2, 2009

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Equity Compensation Plan

On May 12, 2009, Skinny Nutritional Corp.’s  (the “Company”) Board of Directors adopted, subject to shareholder approval, the 2009 Equity Incentive Compensation Plan (the “2009 Plan”) and reserved 25,000,000 shares of common stock for issuance pursuant to awards granted thereunder.  On July 2, 2009, the 2009 Plan was approved by stockholders at the Company’s Annual Meeting of Stockholders. The following types of awards, may be granted under the 2009 Plan:

•	shares of restricted common stock or restricted stock units;

•	options to acquire shares of common stock intended to qualify as incentive stock options, or ISOs, under Section 422(b) of the Internal Revenue Code; and

•	non-qualified stock options to acquire shares of common stock, or NSOs.

•	stock appreciation rights

•	performance-based awards; and

•	other stock-based awards approved by the committee.

The 2009 Plan may be administered by the Board of Directors or by a committee of the Board. Grants under the 2009 Plan may be made to the Company’s employees, directors, consultants and advisors. Each option shall expire within 10 years of the date of grant. However, if ISOs are granted to persons owning more than 10% of the outstanding voting stock, the exercise price may not be less than 110% of the fair market value per share at the date of grant. The 2009 Plan also has provisions that take effect if the Company experiences a change of control. The 2009 Plan provides that the exercise price for ISOs and NSOs shall not be less than the fair market value per share of the Company’s common stock at the date of grant.  The foregoing summary description of the 2009 Plan is qualified in its entirety by reference to the actual terms of the 2009 Plan, which was attached as Annex B of the Company’s Proxy Statement, as filed with the Securities and Exchange Commission on May 28, 2009. For additional information regarding the 2009 Plan, refer to Proposal 4 of the Company’s 2009 Proxy Statement.

Subscription Agreements

As of May 31, 2009, the Company entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors pursuant to which the Company agreed to issue and sell to the investors and the investors agreed to purchase from the Company an aggregate of 5,350 additional shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of the Company. Additional information required to be disclosed in this Item 1.01 concerning the purchase of the additional shares of Series A Preferred Stock is incorporated herein by reference from Item 3.02 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

Private Placement of Additional Shares of Preferred Stock

The Company conducted a private offering in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder (the “Offering”) pursuant to which it sought to raise an additional aggregate amount of $595,000 of shares of Series A Preferred Stock. The shares of Series A Preferred Stock have an initial conversion rate of $0.06 per share, with customary adjustments for stock splits, stock dividends and similar events. On May 31, 2009, the Offering ended and the Company accepted total subscriptions of $535,000 for an aggregate of 5,350 shares of Series A Preferred Stock. Net proceeds from the Offering are approximately $500,000. The Company intends to use the proceeds from the Offering for working capital, repayment of debt and general corporate purposes.

The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Based on the representations made in the transaction documents, the Company believes that the Investors are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any the Company’s securities, nor will there be any sale of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Additional information regarding the terms of the of the Series A Preferred Stock, including a summary of the Certificate of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”), is included in Item 3.03 of this Current Report on Form 8-K.  The summary of the Certificate of Designation is qualified in its entirety by reference to the actual form of Certificate of Designation, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K dated April 28, 2009.

Conversion of Series A Preferred Shares

Following the approval by the Company’s stockholders of the proposal to increase the Company’s authorized number of shares of Common Stock, the Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada on July 6, 2009. In accordance with the Certificate of Designation, upon the effectiveness of such filing, all of the 20,350 shares of Series A Preferred Stock subscribed for by investors were automatically converted into an aggregate of 33,916,667 shares of common stock. The issuance of the foregoing securities were exempt from registration under the Securities Act of 1933, as amended, under Section 3(a)(9).

Grants of Certain Equity Securities

In December 2008, the Company’s Board of Directors approved the grant of 2,000,000 options to its new Chief Executive Officer and in May 2009, the Board of Directors approved the grant of an aggregate of 575,000 options to certain employees, all of which grants were subject to the approval by the Company’s stockholders of the 2009 Plan. Following the approval of the Company’s stockholders of the 2009 Plan on July 2, 2009, the foregoing grants became effective as of such date. The exercise price of such options is equal to the fair market value of the Company’s Common stock on the date of stockholder approval of the 2009 Plan, as determined in accordance with the 2009 Plan. The material terms of the option award to the Company’s Chief Executive Officer was described in the Company’s Proxy Statement dated May 28, 2009.

In May 2009, Company granted 3,000,000 warrants to two consultants, which warrants are exercisable at $0.08 per share for a period of five years. In addition, in May 2009, the Company’s Board of Directors granted 1,000,000 shares of restricted stock in consideration of amounts due to a vendor.

Further, on July 2, 2009 the Company approved the issuance of shares of restricted stock to certain of its officers and directors as follows. The Company granted its Chairman 50,917 shares of restricted stock in lieu of an amount of approximately $5,600 owed for accrued benefits. The Company granted its Chief Financial Officer 295,551 shares of restricted stock in lieu of an amount of approximately $28,930 owed for accrued benefits and compensation. The Company also granted Mr. William R. Sasso, a newly elected director, an award of 250,000 shares of restricted stock.

The issuance of the foregoing securities were exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) thereof inasmuch as the acquirers represented to the Company that they were accredited investors and the securities were issued without any form of general solicitation or general advertising.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the Offering, the Company established the terms of the Series A Preferred Stock by filing the Certificate of Designation with the Secretary of State of the State of Nevada. The shares of Series A Preferred Stock have an initial conversion rate of $0.06 per share, with customary adjustments for stock splits, stock dividends and similar events. The shares of Series A Preferred Stock will automatically convert into shares of the Company’s Common Stock upon the effective date of the acceptance by the Secretary of State of the State of Nevada of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock in an amount sufficient to permit the conversion of all of the outstanding shares of Series A Preferred Stock into shares of Common Stock (the “Mandatory Conversion”).  However, in the event that the effective date of the Mandatory Conversion does not occur on or before October 1, 2009, then (i) commencing on November 1, 2009, the holders of shares of Series A Preferred Stock will be entitled to receive cash dividends at an annual rate of 8% per share until the shares of Series A Preferred Stock are converted into Common Stock or redeemed and (ii) the Company shall thereafter have the option to redeem the outstanding shares of Series A Preferred Stock at a redemption price equal to the sum of the stated value of the shares of Series A Preferred Stock to be redeemed plus the unpaid dividends thereon, if any.

The foregoing summary of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 28, 2009 and is incorporated into Item 3.03 of this Current Report on Form 8-K by reference. To extent required to be disclosed in this item, disclosure of the automatic conversion of the Company’s Series A Preferred Stock is incorporated herein by reference to Item 3.02 of this Current Report on Form 8-K.

Items 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information required to be disclosed in this Item 5.02 concerning the grant of equity awards to the Company’s executive officers and directors is incorporated herein by reference from Item 3.02 of this Current Report on Form 8-K.

On July 2, 2009, the Company received notice from Mr. Michael Reis, the Company’s interim chief operating officer, that he has resigned from such position effective immediately. Mr. Reis had also previously served as member of the Company’s board of directors until the Company’s annual meeting of stockholders held on July 2, 2009.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

On July 6, 2009, the Company filed a Certificate of Amendment to its Articles of Incorporation in the State of Nevada to increase the number of its authorized shares of common stock, $0.001 par value, to 500,000,000 shares.  On July 2, 2009, at the Company’s 2009 Annual Meeting of Stockholders, the Company’s stockholders had approved the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock.

Item 8.01	Other Events.

At the Company’s Annual Meeting of Stockholders on July 2, 2009, the Company’s stockholders elected the following persons as members of the Board of Directors: Michael Salaman, Ronald D. Wilson, Donald J. McDonald and William R. Sasso. In addition, the Company’s stockholders also approved at the Annual Meeting the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock and the adoption of the 2009 Plan. The Company, however, did not receive the requisite vote of its stockholders necessary to approve the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of preferred stock.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

3.1	Certificate of Amendment to Articles of Incorporation.
3.2	Certificate of Designation, Rights, Preferences and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on form 8-K filed on May 4, 2009).
10.1	2009 Equity Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Proxy Statement dated May 28, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Ronald Wilson

Name: Ronald Wilson
Title: Chief Executive Officer
Date: July 7, 2009

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Certificate of Amendment to Articles of Incorporation.
3.2	Certificate of Designation, Rights, Preferences and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on form 8-K filed on May 4, 2009).
10.1	2009 Equity Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Proxy Statement dated May 28, 2009).